UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On February 8, 2002 the Company issued the following press release.

Puget Energy reports 2001 results

Bellevue, Wash. (Feb. 8, 2002)-- Puget Energy (NYSE: PSD) today reported 2001 income for common stock of $98.4 million, or $1.14 per diluted share, compared with $184.8 million, or $2.16 per diluted share, in 2000. Twelve-month results for 2001 include the cumulative effect of an accounting change of a charge to earnings of 17 cents per diluted share in the first quarter related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133").

Fourth-quarter income for common stock for the period ended Dec. 31, 2001 was $6.2 million, or 7 cents per diluted share, compared to income of $67.0 million, or 78 cents per diluted share for the fourth quarter of 2000.

"Clearly, 2001 was a year of contrasts. Operationally, we saw extraordinary successes in expanding customer convenience and choice through our Personal Energy Management(TM)program and in managing through one of the worst hydroelectric production seasons on record, all while keeping our distribution operating costs among the lowest in the nation," said Stephen P. Reynolds, president and CEO of Puget Energy. "Financially, continued under-recovery of net power costs beginning in the last half of 2001 produced very disappointing results," he added.

Reynolds said financial results in 2002 and beyond will depend on the satisfactory outcome of two rate-relief requests the company's Puget Sound Energy utility subsidiary has filed with the Washington Utilities and Transportation Commission. The utility has filed for increases in general rates for both its electric and natural gas service. A decision is expected in that filing no later than the end of October 2002. Puget Sound Energy also has requested to temporarily raise electric rates for the March through October 2002 period to recover higher net power costs that resulted from circumstances related to wholesale energy market conditions in the Pacific Northwest.

"In a year that proved to be extremely challenging for energy utilities in our region, Puget Sound Energy carefully managed its electric supply resources in 2001, enabling it to be one of the last Northwest utilities to seek an electric-rate increase," said Reynolds. "Despite tremendous price volatility in energy markets over the past several years, the rates PSE customers pay today are virtually unchanged since the beginning of 1997, when our company was created," added Reynolds. "And with respect to general rates, our utility has not had to ask for a general electricity rate increase since 1993 and a general natural gas increase since 1995.

"Our interim-rate request for $170 million to recover net power costs in excess of those built into our rates is one of the smallest increases among Western utilities, most of which have raised rates as a result of the Western energy crisis," he added. "Achieving a workable regulatory outcome is critical to strengthening the fiscal stability of the company and continuing to provide our customers with reliable, low-cost energy delivery while supporting our Washington state economy with a sound utility infrastructure."

Among the highlights in 2001, Reynolds noted:

  Working with the Washington Utilities and Transportation Commission, Puget Sound Energy expanded its Personal Energy Management ™ program to more than 300,000 residential and commercial electric customers. This program, unprecedented in scope, provides customers with real-time information to better understand and control their energy usage, and coupled with time-of-day pricing, gives customers the opportunity to save money by shifting usage to off-peak periods.
  In collaboration with the Bonneville Power Administration, Puget Sound Energy entered into a new, five-year residential and small farm power credit contract, allowing the company to increase by more than 50 percent the credit on customers’ bills from that program over the five-year term, beginning in 2002.
  Puget Sound Energy continued to deliver electric and natural gas service at reliability levels far above industry averages while distribution costs remain among the lowest in the country: $161 per customer compared to the industry average of $272 for combination utilities.
  The company earned recognition from President George W. Bush and received the industry’s highest honors—the Edison Electric Institute’s prestigious Edison Award, and Utility of the Year designation by Electric Light and Power magazine— for using investments in new technologies to the benefit of consumers and the environment.
  InfrastruX Group, the company’s non-regulated utilities-service subsidiary, continued to successfully grow its business and capabilities through acquisitions. With its acquisitions completed through December 31, 2001, InfrastruX has annualized revenues of approximately $240 million, and has built strong regional positions on the East Coast, in the Midwest and Mid-South.

FACTORS IN ANNUAL RESULTS

Operating revenues for the 12-month period were $3.37 billion, compared to $3.44 billion for the same period in 2000.

While overall total operating expenses were essentially flat compared to the previous year, electric margins were down substantially, primarily as a result of the continued under-recovery of net power costs. Utility operations and maintenance expenses for the 12-month period reflect increased costs related to electric-service restoration costs in the fourth quarter of 2001, the Personal Energy Management™ program, generation-related operating and maintenance costs and budgeted increases in non-production operations and maintenance costs.

FACTORS IN FOURTH-QUARTER RESULTS

Operating revenues for the three-month period ended Dec. 31, 2001 were $699 million, down from $1.28 billion from a year ago. The decline in revenues is primarily due to reduced revenues from sales to industrial customers and wholesale sales of surplus electricity as a result of a decline in both market prices and volumes.

As in the factors affecting annual results, electric margins were down substantially, primarily as a result of the continued under-recovery of net power costs. Utility operations and maintenance expenses in the fourth quarter of 2001 increased over the prior year primarily due to the same factors affecting annual results.

FOURTH-QUARTER EARNINGS ANALYST TELECONFERENCE.

A conference call for analysts to discuss with management the fourth quarter and 2001 results and the outlook for future performance is scheduled at 10 a.m. EST (7 a.m. PST) Friday, Feb. 8, 2002. The call will be broadcast live through a Web cast at WWW.PSE.COM by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live call.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
----------------------------------------
(In thousands, except per-share amounts)

                                                     3 months ended 12/311               12 months ended 12/31
                                              --------------------------------      --------------------------------
                                                    2001               2002              2001                2002
                                              --------------------------------      --------------------------------
Operating revenues
    Electric                                    $  393,638       $ 1,009,152        $ 2,352,658        $ 2,771,695
    Gas                                            256,010           236,026            815,071            612,311
    Other                                           49,390            31,489            206,262             57,666
                                               ---------------  -------------      -------------     ---------------
       Total operating revenues                    699,038         1,276,667          3,373,991          3,441,672
                                               ---------------  -------------      --------------    ---------------
Operating expenses
    Purchased electricity                          219,467           672,068          1,406,107          1,766,625
    Purchased gas                                  165,662           142,654            537,431            332,927
    Electric generation fuel                        47,938            76,944            281,405            182,978
    Residential exchange                           (29,548)          (11,745)           (75,864)           (41,000)
    Utility operations & maintenance                74,982            70,903            265,789            240,094
    Other operations & maintenance                  37,239            33,399            156,731             60,612
    Depreciation & amortization                     57,282            51,635            217,540            196,513
    Conservation amortization                        1,848             1,643              6,493              6,830
    FAS-133 unrealized (gain)/loss                   3,311               ---            (11,182)               ---
    Other taxes                                     60,357            58,245            214,414            203,230
    Federal income taxes                             5,746            53,651             78,006            128,991
                                               ---------------  ---------------      --------------    ---------------
       Total operating expenses                    644,284         1,149,397          3,076,870          3,077,800
                                               ---------------  ---------------      --------------    ---------------

Operating income                                    54,754           127,270            297,121            363,872
Other income (net of tax)                            3,123           (11,480)            14,526              5,061
                                               ---------------  ---------------      ---------------   ---------------
Income before interest charges                      57,877           115,790            311,647            368,933
Interest charges                                    49,611            46,515            190,059            175,102
                                               ---------------  ---------------      ---------------   ---------------
Net income before cumulative effect of
    accounting change                                8,266            69,275            121,588            193,831
FAS-133 transition adjustment loss (net of tax)        ---               ---             14,749                ---
                                               ---------------  ---------------      ---------------   ---------------
Net Income                                           8,266            69,275            106,839            193,831
Less preferred stock dividend accruals               2,085             2,230              8,413              8,994
                                               ---------------  ---------------      ---------------   ---------------
Income for common stock                          $   6,181        $   67,045        $    98,426         $  184,837
                                               ---------------  ---------------      ---------------   ---------------

Common shares outstanding                           86,863            85,771             86,445             85,411
                                               ---------------  ---------------      ---------------   ---------------

Basic earnings per common share before
    cumulative effect of accounting change       $    0.07         $    0.78         $     1.31          $    2.16
Cumulative effect of accounting change                 ---               ---              (0.17)               ---
                                               ---------------  ---------------      ---------------   ---------------
Basic earnings per common share                  $    0.07         $    0.78         $     1.14          $    2.16

Diluted earnings per common share before
    cumulative effect of accounting change       $    0.07         $    0.78         $     1.31          $    2.16
Cumulative effect of accounting change                 ---               ---              (0.17)               ---
                                               ---------------  ---------------      ---------------   ---------------
Diluted earnings per common share3               $    0.07         $    0.78         $     1.14          $    2.16

1. Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.

2. Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.

3. Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY1 -- UTILITY OPERATING DATA
---------------------------------------------
                                          3 months ended 12/31                  12 months ended 12/31
                                    ----------------------------------  ------------------------------------
                                         2001               2000               2001               2000
                                    ----------------------------------  ------------------------------------
      Energy sales revenues
        ($ in thousands)
    Electricity
             Residential             $ 153,700          $ 148,145          $ 599,606           $ 604,881
              Commercial               127,631            125,303            520,702             489,596
              Industrial                26,726            104,776            284,604             297,661
      Other2                            14,525            120,470            (76,167)            130,257
                                    ---------------    ---------------    ---------------    ---------------
         Subtotal, retail sales        322,582            498,694          1,328,745           1,522,395
            Transportation               2,201                ---              2,537                   6
       Sales to other utilities         68,855            510,458          1,021,376           1,249,294
                                    ---------------    ---------------    ---------------    ---------------
        Total electricity sales        393,638           1,009,152         2,352,658           2,771,695
    Gas
             Residential               163,861            153,186            486,761             372,900
              Commercial                73,307             65,605            256,859             180,204
              Industrial                12,881             11,775             49,453              36,159
            Transportation               3,226              3,004             11,780              12,137
     Other                               2,735              2,456             10,218              10,911
                                    ---------------    ---------------    ---------------    ---------------
            Total gas sales            256,010            236,026            815,071             612,311
                                    ---------------    ---------------    ---------------    ---------------
     Total energy sales revenues     $ 649,648        $ 1,245,178        $ 3,167,729         $ 3,384,006

------------------------------------------------------------------------------------------------------------
      Energy sales volumes
        Electricity (in mWh)
             Residential              2,433,324          2,531,190          9,555,264          9,810,393
              Commercial              1,952,848          1,942,277          7,953,165          7,677,032
              Industrial                489,796          1,063,214          2,540,722          4,026,344
      Other2                            400,383            495,530           (123,643)           338,179
                                    ---------------    ---------------    ---------------    ---------------
         Subtotal, retail sales       5,276,351          6,032,211         19,925,508         21,851,948
            Transportation              247,791              ---              308,063                164
       Sales to other utilities       1,484,753          4,368,453          7,494,820         15,093,731
                                    ---------------    ---------------    ---------------    ---------------
                                    ---------------    ---------------    ---------------    ---------------
               Total mWh              7,008,895         10,400,664         27,728,391         36,945,843
      Gas (in 000's of therms)
             Residential                177,112            191,477            494,648            517,561
              Commercial                 88,929             92,589            297,756            305,440
              Industrial                 15,993             18,393             57,977             67,524
            Transportation               49,952             49,316            188,196            204,035
                                    ---------------    ---------------    ---------------    ---------------
           Total gas volumes            331,986            351,775          1,038,577          1,094,560

------------------------------------------------------------------------------------------------------------
        Customers served3
             Electricity
             Residential               834,196            818,440            826,187            811,443
              Commercial               100,574             99,514            100,015             98,758
              Industrial                 3,966              4,054              4,012              4,111
     Other                               1,844              1,621              1,758              1,548
            Transportation                  13                ---                  5                ---
                                    ---------------    ---------------    ---------------    ---------------
           Total electricity           940,593            923,629            931,977            915,860
               customers
    Gas
             Residential               555,990            541,576            548,497            532,333
              Commercial                47,082             46,173             46,783             45,524
              Industrial                 2,797              2,877              2,837              2,991
            Transportation                 112                112                112                 98
                                    ---------------    ---------------    ---------------    ---------------
          Total gas customers          605,981            590,738            598,229            580,946
------------------------------------------------------------------------------------------------------------
     Weather

     Actual heating degree days         1,700              1,792               4,993              4,970
     Normal heating degree days         1,729              1,729               4,908              4,928

1. Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.

2. Includes change in unbilled revenues, Conservation Trust collection, Encogen non-energy sales, sales of non-core gas supply to generators and the customers’ refunded portion of Centralia gain.

3. Quarterly data represents average served during December; 12-month data represents average for the 12 months ended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

James W. Eldredge

__________________________________

James W. Eldredge

Corporate Secretary and Chief Accounting Officer

Date: February 8, 2002